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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated February 13, 2001, included in SunTrust Banks, Inc.'s Form 10-K/A for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.


                                         /s/  Arthur Andersen LLP


Atlanta, Georgia
October 12, 2001